Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168358, 333-172828, 333-180119, 333-187187, 333-194563, 333-197989, 333-202735, 333-206209, 333-211273, 33-222739, 333-229728 and 333-234675), Form S-3 (No. 333-250936) and Form S-1 (Nos. 333-222417 and 333-225193) of MoSys, Inc. of our report dated March 17, 2020 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

March 18, 2021